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                                 EXHIBIT (5)(a)

                    Opinion of Brown, Rudnick, Freed & Gesmer




                                 March 10, 1997


Uno Restaurant Corporation
100 Charles Park Road
West Roxbury, MA  02132

RE:  Uno Restaurant Corporation
     Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

     We have acted as legal counsel to Uno Restaurant Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to 25,000 shares of the Company's Common Stock, $.01 par value (the "Shares").

     The Shares are to be granted pursuant to the Uno Restaurant Corporation Restricted Stock Program (the "Plan").

     In connection with this Opinion Letter, we have examined the Registration Statement and the other documents listed on SCHEDULE A attached hereto (collectively, the "Documents").

     We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     With your concurrence, the opinion hereafter expressed, whether or not qualified by language such as "to our knowledge," is based solely upon (i) our review of the Documents, (ii) discussions with certain officers of the Company with respect to the Documents, (iii) discussions with those of our attorneys who have given substantive legal representation to the Company in connection with the Registration Statement, and (iv) such review of published sources of law as we have deemed necessary.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in SCHEDULE B hereto. In the course of our representation of the Company in connection with the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinion hereafter expressed is based upon those assumptions. For purposes of those assumptions, the Enumerated Party referred to in SCHEDULE B is the Company.

     Our opinion hereafter expressed is limited to the laws of the Commonwealth of Massachusetts, Federal law and the General Corporation Law of the State of Delaware.

     We express no legal opinion upon any matter other than as explicitly addressed in numbered paragraph 1 below, and our express opinion therein contained shall not be interpreted to be implied opinions upon any other matter.

     Based upon and subject to the foregoing, we are of the opinion that:

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     1. The Shares have been duly authorized, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm wherever it appears in the Registration Statement.

                            Very truly yours,

                            BROWN, RUDNICK, FREED & GESMER

                            By:  Brown, Rudnick, Freed & Gesmer, P.C., a partner



                            By: /s/ Steven R. London
                               ------------------------------------------------
                               Steven R. London,  duly authorized

SRL/JGN/JRS

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                                   SCHEDULE A

                                LIST OF DOCUMENTS
                                -----------------

     In connection with the Opinion Letter to which this Schedule A is attached,. we have reviewed the following Documents. However, except as otherwise expressly indicated, we have not reviewed any documents, instruments or agreements referred to in or listed upon any of the following Documents:

     (i) the Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware and a certificate of the Secretary of the Company that there have been no further amendments thereto;

     (ii) a copy of the Amended and Restated By-laws of the Company, certified by the Secretary of the Company as presently being in effect;

     (iii) the corporate minute books or other records of the Company pertaining to the proceedings of the stockholders and directors of the Company and a certificate of the Secretary of the Company as to certain resolutions of the directors of the Company;

     (iv) a certificate dated as of a recent date of the Secretary of State of the State of Delaware as to the good standing of the Company;

     (v) the Plan; and

     (vi) the Registration Statement.

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                                   SCHEDULE B

                         BROWN, RUDNICK, FREED & GESMER
                            GOOD STANDING ASSUMPTIONS
                            -------------------------

     In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

     1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

     2. Each person other than the Enumerated Party has all requisite power and authority and has taken all necessary corporate or other action to enter into the Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

     3. Each person other than the Enumerated Party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Enumerated Party.

     4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

     5. All official public records are accurate, complete and properly indexed and filed.

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